Exhibit 3(iii)(2)

State of New York	}	ss:
Department of State	}

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

          Witness my hand and seal of the Department of State on March 16, 2007

Special Deputy Secretary of State

DOS-1266 (Rev. 11/05)

Restated Certificate of Incorporation of
Central Hudson Gas & Electric Corporation
under Section 807 of the
Business Corporation Law

          We, Paul J. Ganel and Glndys L. Cooper, being respectively the President and Chief Operating Officer and the Secretary of Central Hudson Gas & Electric Corporation, a New York corporation (hereinafter referred to as the “Corporation”) in accordance with Section 807 of the Business Corporation Law, do hereby certify:

          1.     The name of the Corporation is CENTRAL HUDSON GAS & ELECTRIC CORPORATION.

          2.     The original Certificate of Consolidation forming the Corporation was Filed in the office of the Secretary of State of the State of Now York on December 31, 1926.

          3.     Subsequently, said Certificate of Consolidation was amended and changed by a Restated Certificate of Incorporation of the Corporation, which was filed by the Department of State of the State of New York on April 10, 1967.

          4.     The text of said Certificate of Incorporation, as amended heretofore, is hereby restated without further amendment or changed to read in full as follows:

          1.     The name of the Corporation is Central Hudson Gas & Electric Corporation (hereinafter called the “Corporation”).

          2.     The Corporation shall be a gas and electric corporation within the meaning of Article 2 of the Transportation Corporations Law and shall have and may exercise all the powers of such a corporation including, but without limitation of the foregoing, the following powers:

                  (a)     to manufacture, to produce or otherwise acquire and to market artificial or natural gas or a mixture of both.

                  (b)     to manufacture, to produce or otherwise acquire and to market electricity.

                  (c)     to the extent permitted to a gas and electric corporation under the laws of the State of New York, to engage in the business of producing heat, light and energy in all its forms including the supply thereof from central plants through appropriate distribution facilities or channels and the development, manufacture, processing, treatment and marketing of by - products and services related to such energy supply.

                  (d)     to the extent permitted to a gas and electric corporation under the laws of the State of New York, to manufacture, sell or lease facilities for the generation and production of energy and the release thereof to be used or installed on the premises of individual consumers or groups of consumers or in any way (ILLEGIBLE) for the supply of such energy not from central plants.

                  (e)     to exercise the aforesaid powers for any and all lawful purposes and generally to exercise all of the rights and powers conferred by the statutes of the State of New York on corporations incorporated for the purpose of supplying gas or electricity, or both, or by any other statutes which are or may hereafter become applicable to such corporations.

                  (f)     In addition, to have and exercise all powers necessary or convenient to effect any or all of the powers for which the Corporation is formed.

          3.     The principal office of the Corporation shall be located in the City of Poughkeepsie, in the County of Dutchess, in the State of New York.

          4.     The total number of shares which the Corporation is henceforth to have is 31,200,000 shares, of which 1,200,000 shares will be serial preferred stock of the par value of $100 per share, and 30,000,000 shares will be common stock of the par value of $5 per share.

          5.     The serial preferred stock is issuable from time to time in one or more series. The number of shares of each such series to be issued shall be determined by the Board of Directors of the Corporation.

          The designations of the outstanding series of said serial preferred stock together with the number of shares, of each of said series now outstanding are:

4 1/2% Cumulative Preferred Stock	70,300 shares
4 .75% Cumulative Preferred Stock	20,000 shares
Cumulative Preferred Stock, Series D	60,000 shares
4. 96% Cumulative Preferred Stock, Series E	60,000 shares
7 .72% Cumulative Preferred Stock	130,000 shares
7 .44% Cumulative Preferred Stock, Series G	120,000 shares
8.40% Cumulative Preferred Stock	150,000 shares
Adjustable Rate Cumulative Preferred Stock, Series A	200,000 shares

          A statement of the preferences, privileges and voting powers of the shares of each (ILLEGIBLE) of serial preferred stock and the restrictions or qualifications thereof a statement of the authority of the Board of Directors to establish and (ILLEGIBLE) series and to fix the variations, relative rights, preferences and limitations of between series, and the rights of holders of Common Stock are set forth below in accordance with the following outline:

(a)	4 1/2% Cumulative Preferred Stock.

(b)	Authority of Board of Directors with respect to series (ILLEGIBLE) first series.

(c)	Dividends on all series of serial Preferred Stock.

(d)	Rights of holders of Common Stock.

(e)	4.75% Cumulative Preferred Stock.

(f)	Cumulative Preferred Stock, Series D.

(g)	4.96% Cumulative Preferred Stock, Series E.

(h)	7.72% Cumulative Preferred Stock.

(i)	7.44% Cumulative Preferred Stock, Series C.

(j)	8.40% Cumulative Preferred Stock.

(k)	Adjustable Rate Cumulative Preferred Stock, Series A.

(a)      4 1/2% Cumulative Preferred Stock.

          The holders of the 4 1/2% Cumulative Preferred Stock (the first series of serial preferred stock of the corporation) shall be entitled to receive, before any dividends on the Common Stock shall be paid or set apart for payment, but only when and as declared by the Board of Directors and only from the surplus of the Corporation, dividends at the rate of, but not exceeding, four and one-half per cent. (4 1/2%) per annum payable, quarterly on dates to be determined by the Board of Directors. Such dividends shall accrue from October 1, 1936, except that in the case of any shares of 4 1/2% Cumulative Preferred Stock issued after December 31, 1936, the dividends on such stock shall accrue only from the first day of the quarterly dividend period in which such stock shall have been issued. Such dividends shall be cumulative so that if for any quarterly dividend period all dividends on the 4 1/2% Cumulative Preferred Stock at the rate aforesaid shall not have been declared and paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, the deficiency shall be paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, before any dividends shall be declared or paid upon the Common Stock. The holders of the 4 1/2% Cumulative Preferred Stock shall not be entitled to receive any dividends in excess of said cumulative dividends at the rate aforesaid and no interest shall accrue upon dividends in arrears.

          The holders of the 4 1/2% Cumulative Preferred Stock shall be entitled to receive, before any payment or distribution of the assets of the corporation shall be made to the holders of the Common Stock, (a) the sum of One hundred and seven dollars ($107) per share, upon any-voluntary dissolution, liquidation or winding up of the corporation, resulting in a distribution of assets to its shareholders, and (b) the sum of One hundred dollars ($100) per share upon any Involuntary dissolution; liquidation of winding up of the corporation, resulting in a distribution of assets to its shareholders, plus in each case an amount equal to four and one-half per cent. (4 1/2%) per annum on the par amount of said stock for the aggregate of all periods in respect of which dividends thereon shall not have been paid; and after the payment above provided for; the holders of the 4 1/2% Cumulative Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding, up of the Corporation unlease the effect thereof shall be to cause, a distribution of assets among its shareholders.

          Unless at any time dividends on the 4 1/2% Cumulative Preferred Stock at the rate of four and one-half per cent. (4 1/2%) per annum shall not have been paid to periods aggregating one year or more, the holders of 4 1/2% Cumulative Preferred Stock, as such, shall not, except as otherwise provided by law, be entitled to notice of any meeting of the shareholders of the Corporation, nor shall they have any voting power whatsoever upon the 4 1/2% Cumulative Preferred Stock of the Corporation held by them respectively, except that the holders of the 4 1/2% cumulative preferred Stock shall at all times be entitled to vote or act., separately as a class, with respect to any proposal to authorizes any amendment of the Certificate of Incorporation which alters the preferences of outstanding shares of the 4 l/2% Cumulative Preferred Stock or which authorizes shares having preferences which are in any respect superior to the preferences of the outstanding shares of the 4 l/2% Cumulative Preferred Stock or which increases the authorized amount of the serial preferred stock, and the consent or affirmative vote of the holders of record of two-thirds of the outstanding shares of the 4 1/2% Cumulative Preferred Stock shall be required for any such amendment; and specifically the holders of the 4 1/2% Cumulative Preferred Stock are hereby excluded from the right to vote in any proceeding requiring approval of the shareholders of a corporation pursuant to statuory law of the State of New York for guaranteeing the bonds of another corporation, for sale of franchises or property, for establishing priorities or creating preferences among the several classes stock. (except as above specifically provided), for consolidation, for voluntary dissolution, or for change of name. In case, however, at any time dividends on the 4 1/2% Cumulative Preferred Stock at the rate of four and one-half per cent. (4 1/2%) per annum shall not have been paid for periods aggregating one year or more, then, and until full cumulative dividends upon the 4 1/2% Cumulative Preferred Stock shall have been paid, the holders of the 4 1/2% Cumulative Preferred Stock (a) shall have the right, together with holders of all other serial preferred stock in respect to which the same right shall be conferred, to elect a majority of the members of the Board of Directors of the Corporation, and (b) as to all matters other then election of directors, shall have the same voting rights as the holders of Common stock except as to matters with respect to which they are given the right to vote separately as a class as above provided. Whenever the holders of the 4 1/2% Cumulative Preferred Stock shall become so entitled either, separately or together with the holders of other serial preferred stock as aforesaid, to elect a majority of the members of the Board of Directors and upon the written request of the holders of record of at least five per cent. (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election, addressed to the Secretary of the Corporation, a special meeting of the holders of serial preferred stock entitled to such right of election and the holders of Common Stock shall be called for the purpose of electing directors. At such meeting, the holders of serial preferred stock and the holders of Common Stock shall vote separately and the holders of serial preferred stock present in person or by proxy at such meeting shall be entitled to elect, by a plurality of votes cast by them, a majority of the members of a new Board of Directors of the Corporation, and the holders of Common Stock present in person or by proxy shall be entitled to elect, by a plurality of votes cast by them, the remainder of the new Board of Directors. The persons so elected as directors shall thereupon (ILLEGIBLE) Board of Directors of the Corporation and the terms of office of the previous directors of the Corporation shall there upon terminate. The term (ILLEGIBLE) majority of the members of the Board of Directors” as (ILLEGIBLE) of the total number of directors provided for by the by-laws, (ILLEGIBLE) of the number then in office, and In case one-half of such number shall not be a whole number, such one-half shall be the next smaller whole number. In the event of any vacancy in the Board of Directors among the directors elected by the holders of serial preferred stock, such vacancy may be filled by the other directors elected by them, and if not so filled may be filled by the holders of serial preferred stock entitled to the right of election as aforesaid at a special meeting of the holders of said stock called for that purpose, and such a meeting shall be called upon the written request of at least, five per cent. (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election. It and when, however, full cumulative dividends upon the 4 1/2% Cumulative preferred Stock shall at any subsequent time be paid, then, and thereupon, such power of the holders of the 4 1/2% Cumulative Preferred Stock to vote shall cease except as to the matters above specified with respect to which the holders of the 4 1/2% Cumulative Preferred Stock shall at all times be entitled to vote or act: subject, however, to being again revived at any subsequent time if there shall again be default in payment of dividends upon the 4 1/2% Cumulative Preferred Stock for periods aggregating one year or more as aforesaid. Whenever such power of the holders of 4 1/2% Cumulative Preferred Stock and of all other serial preferred stock to vote shall cease, the proper officer of the Corporation may and upon the written request of the holders of record of five per cent. (5%) of the total number of shares of Common Stock then outstanding shall call a special meeting of the holders of Common Stock for the purpose of electing directors. At any meeting so called, the holders of a majority of the Common Stock then outstanding, present in person or by proxy, shall be entitled to elect, by a plurality of votes, a now Board of directors of the Corporation. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate.

          The 4 1/2% Cumulative Preferred Stock may be redeemed by the Corporation in whole or in part on any date, at the option of the Board of Directors, upon not less than thirty (30) days’ notice to the holders of record of the 4 1/2% Cumulative preferred Stock, given in such manner as may be prescribed by the by-laws or by resolutions of the Board of Directors, by payment in cash, for each share of the 4 1/2% Cumulative Preferred Stock so to be redeemed, of One hundred and seven dollars

($107), and in addition thereto an amount equal to four and one-half per cent. (4 1/2%) per annum to the date of redemption on the per amount of each such share for the aggregate of all periods in respect of which dividends thereon shall not have been paid. If less than all the outstanding shares are to be redeemed, selection of the shares to be redeemed shall be made in such manner as may be prescribed by resolution of the Board of Directors. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation In payment of the redemption price), all dividends on the 4 1/2% Cumulative Preferred Stock thereby called for redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price, shall cease and determine. Such redemption may be effected either by payment out of surplus of the Corporation or by reduction of capital stock pursuant to legal proceedings for that purpose or as may otherwise be permitted by law.

          No holder of either (a) 4 l/2% Cumulative Preferred Stock (unless and except in the extent that the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation may be given to the holders of any subsequent series of serial preferred stock as hereinafter stated), or (b) any subsequent series of serial preferred stock, or (c) common stock shall be entitled, as of right, to purchase or subscribe for any stock of the Corporation of any class, as now or hereafter authorized, or any bonds, debentures or other securities convertible into stock of the Corporation, but any such stock of such securities convertible into stock of the Corporation, may be issued and disposed of in the discretion of the Board of Directors, to such persons, firms or corporations, for such lawful consideration and upon such terms, as may be deemed advisable by the Board of Directors; and any shares, or such convertable obligation which the Board of Directors may determine to offer for subscription to holders of stock may be offered to holders of stock of any class to the exclusion of holders of stock of any other class or classes.

(b)     Authority of the Board of Directors with respect to series subsequent to the first series

         The Board of Directors is authorized to fix from time to time before issuance the designations, preferences, privileges and voting powers of the shares of each series of serial preferred stock subsequent to the first series aforesaid, and the restrictions or qualifications thereof, including, but without limitation of the foregoing general powers:

(1)	The designation of the series;

(2)	The dividend rate;

(3)	The dates on which dividends, if declared, shall be payable;

                  (4)     The sum payable per share upon the voluntary dissolution, liquidation or winding up of the Corporation and the sum payable per share upon the involuntary dissolution, liquidation or winding up of the Corporation, which sums, in each case, shall be a stated amount plus accrued dividends to the date of distribution;

                  (5)     Whether or not the shares of such series shall be redeemable, and if made redeemable, the redemption price per share, which price, in every case, shall be a stated amount plus accrued dividends to the date of redemption; and

                  (6)    Whether or not the shares of such series shall be made exchangeable for shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, and if made exchangeable, the rates of exchange, and the adjustments, if any, at which such exchange may be made; but the holders of any subsequent series of serial preferred stock shall not be given voting powers with respect thereto, greater than the voting powers given to the holders of the 4 1/2% Cumulative Preferred Stock, or the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation or of exchanging shares of such series for shares of any other class or of any other series of the same or any other class, unless by appropriate corporate action the same powers and privileges be given to the holders of all of the serial preferred stock then outstanding.

(c)     Dividends on all series of serial Preferred Stock

          Dividends in full shall not be declared and set apart for payment or paid on the serial preferred stock of any series for any dividend period unless dividends in full have been or are contemporaneously declared and set apart for payment or paid on the serial preferred stock of all series then outstanding, for all the dividend periods terminating on the same or an earlier date. When the stated dividends are not paid in full, the shares of all series of the serial preferred stock shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full. If the assets distributable upon the dissolution, liquidation or winding-up of the Corporation shall be insufficient to permit the payment to the holders of the serial preferred stock of the full amount payable thereon, then said assets shall be distributed ratably among the holders of the respective series of serial preferred stock in accordance with the sums which would be payable on such dissolution, liquidation or winding up if all sums payable were discharged in full.

(d)     Rights of holders of Common Stock

          Whenever, from time to time, full cumulative dividends, upon the serial preferred stock for all previous years shall have been paid and the dividends then accrued thereon for the current year shall have been declared and paid, or a sum sufficient for the payment thereof shall, have been set apart and appropriated to such payment, the Board of Directors may declare dividends upon the Common Stock, payable out of the then remaining surplus.

          In the event of any dissolution, liquidation or winding up of the Corporation, if there have been paid to the holders of the serial preferred stock the full amounts to which they are respectively entitled, the remaining assets of the Corporation shall be distributed ratably among the holders of the Common Stock.

(e)     4.75% Cumulative Preferred Stock

          The holders of the 4.75% Cumulative Preferred Stock shall be entitled to receive, before any dividends on the Common Stock shall be paid or set apart for payment, but only when and as declared by the Board of Directors and only from the surplus of the Corporation, dividends at the rate of 4.75% per annum payable quarterly on dates to be determined by the Board of Directors. Such dividends shall accrue from April 1, 1949 except that in the case of any shares of 4.75% Cumulative Preferred Stock issued after June 30, 1949, the dividends on such stock shall accrue only from the first day of the quarterly dividend, period in which such stock shall have been issued. Such dividends shall be cumulative so that if for any quarterly dividend period all dividends on the 4.75% Cumulative Preferred Stock at the rate aforesaid shall not have been declared and paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, the deficiency shall be paid, or a sum sufficient for the payment thereof set apart and a appropriated to such payment, before any dividends shall be declared or paid upon the Common Stock. The holders of the 4.75% Cumulative Preferred Stock shall not be entitled to receive any dividends in excess of said cumulative dividends at the rate aforesaid and no interest shall accrue upon dividends in arrears.

          The holders of the 4.75% Cumulative Preferred Stock shall be entitled to receive, before any payment or distribution of the assets of the Corporation shall be made to the holders of the Common Stock, (a) the sum of $106.75 per share upon any voluntary dissolution, liquidation or winding up of the Corporation resulting in a distribution of assets to its shareholders, and (b) $100 per share upon any involuntary dissolution, liquidation or winding up of the Corporation resulting in a distribution of assets to its shareholders, plus in each case an amount equal to 4.75% per annum on the par amount of said stock for the aggregate of all periods in respect of which dividends thereon shall not have been paid; and after the payment above provided for, the holders of the 4.75% Cumulative Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation unless the effect thereof shall be to cause a distribution of assets among its shareholders.

          Unless at any time dividends on the 4.75% Cumulative Preferred Stock at the rate of 4.75% per annum shall not have been paid for periods aggregating one year or more, the holders of the 4.75% Cumulative Preferred Stock, as such, shall not, except as otherwise provided by law, be entitled to notice of any meeting of the shareholders of the Corporation, nor shall they have any voting powers whatsoever upon the 4.75% Cumulative Preferred Stock of the Corporation held by them respectively, except that the holders of the 4.75% Cumulative Preferred Stock shall at all times be entitled to vote or act; separately as a class, with respect to any proposal to authorize any amendment of the Certificate of Incorporation which alters the preferences of outstanding shares of the 4.75% Cumulative Preferred Stock or which authorizes shares having preferences which are in any respect superior to the preferences of the outstanding shares of the 4.75% Cumulative Preferred Stock or which increases the authorized amount of the serial preferred stock, and the consent or affirmative vote of the holders of record of two-thirds of the outstanding shares of the 4.75% Cumulative Preferred Stock shall be required for any such amendment; and specifically the holders of the 4.75% Cumulative Preferred Stock are hereby excluded from the right to vote in any proceeding requiring approval of the shareholders of a corporation pursuant to statutory law of the State of New York for guaranteeing the bonds of another corporation, for sale of franchises or property, for consolidation for voluntary dissolution or for change of name. In case, however, at any time dividends on the 4.75% Cumulative Preferred Stock at the rate of 4.75% per annum shall not have been paid for periods aggregating one year or more, then; and until full cumulative dividends upon the 4.75% Cumulative Preferred Stock shall have been paid, the holders of the 4.75% Cumulative Preferred Stock (a) shall have the right, together with holders of all other serial preferred stock in respect to which the same right shall be conferred to elect a majority of the members of the Board of Directors of the Corporation, and (b) as to all matters other than the election of directors, shall have the same voting rights as the holders of Common Stock except as to matters with respect to which they are given the right to vote separately as a class as above provided. Whenever the holders of the 4.75% Cumulative Preferred Stock shall become so entitled, either separately or together with the holders of other serial preferred stock as aforesaid, to elect a majority of the members of the Board of Directors, and upon the written request of the holders of record of at least five per cent. (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election, addressed to the Secretary of the Corporation, a special meeting of the holders of serial preferred stock entitled to such right of election and the holders of Common Stock shall be called for the purpose of electing directors. At such meeting, the holders of serial preferred stock and the holders of Common Stock shall vote separately, and the holders of serial preferred stock present person or by proxy at such meeting shall be entitled to elect, by a plurality of votes cast by them, a majority of the members of a new Board of Directors of the Corporation, and the holders of Common Stock present in person or by proxy shall be entitled to elect, by a plurality of votes cast by them, the remainder of the new Board of Directors. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate. The term “a majority of the members of the Board of Directors” as herein used shall mean one more than one-half of the total number of directors provided for by the by-laws, regardless of the number then in office, and in case one-half of such number shall not be a whole number, such one-half shall be the next smaller whole number. In the event of any vacancy in the Board of Directors among the directors elected by the holders of serial preferred stock, such vacancy may be filled by the other directors elected by them, and if not so filled may be filled by the holders of serial preferred stock entitled to the right of election of aforesaid at a special meeting of the holders of said stock called for that purpose, and such meeting shall be called upon the written request of at least five per cent (5%) of the total number, of shares of serial preferred stock then outstanding and entitled to such right of election. If and when, however, full cumulative dividends upon the 4.75% Cumulative Preferred Stock shall at any subsequent time be paid, then, and thereupon, such power of the holders of the 4.75% Cumulative Preferred Stock to vote shall cease except as to the matters above specified with respect to which the holders of the 4.75% Cumulative Preferred Stock shall at all times be entitled to vote or act: subject, however, to being again revived at any subsequent time if there shall again by default in payment of dividends upon the 4.75% Cumulative Preferred Stock for periods aggregating one year or more as aforesaid. Whenever such power of the holders of 4.75% Cumulative Preferred Stock and of all other serial preferred stock to vote shall cease, the proper officer of the Corporation may and upon the written request of the holders of record of five per cent (5%) of the total number of shares of Common Stock then outstanding shall call a special meeting of the holders of Common Stock for the purpose of electing directors. At any meeting so called, the holders of a majority of the Common Stock then outstanding, present in person or by proxy, shall be entitled to elect, by a plurality of votes, a new Board of Directors of the Corporation. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation and the terms of office of the previous directors of the Corporation shall thereupon terminate.

          The 4.75% Cumulative Preferred Stock may be redeemed by the Corporation in whole or in part on any date, at the option of the Board of Directors, upon not less than thirty (30) days notice to the holders of record of the 4.75% Cumulative Preferred Stock, given in such manner as may be prescribed by the by-laws or by resolutions of the Board of Directors, by payment in cash, for each share of the 4.75% Cumulative Preferred Stock so to be redeemed, of $106.75, and in addition thereto an amount equal to 4.75% per annum to the date of redemption on the par amount of each such share for the aggregate of all periods. In respect of which dividends thereon shall not have been paid. If less than all the outstanding shares are to be redeemed. election of the shares to be redeemed shall be made in such manner as may be prescribed by resolution of the Board of Directors.. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the 4.75% Cumulative Preferred Stock thereby called for redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price, shall cease and determine. Such redemption may be effected either by payment out of surplus of the Corporation or by reduction of capital stock pursuant to legal proceedings for that purpose or as may otherwise be permitted by law:

          No holders of either (a) 4.75% Cumulative Preferred Sock (unless and except to the extent that the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation may be given to the holders of any subsequent series of serial preferred stock as hereon after stated), or (b) any subsequent, series of serial preferred stock, or (c) common stock shall be entitled as of right, to purchase or subscribe for any stock of the Corporation of any class, as now hereafter authorized, or any bonds, debentures of other securities convertible into stock of the Corporation, but any such stock, or such securities convertible into stock of the Corporation, may be issued and disposed of, in the discretion of the Board of Directors, to such persons, firms or corporations, for such lawful consideration and upon such terms, as may be deemed advisable by the Board of Directors: and any shares, or such convertible obligations, which the Board of Directors may determine to offer for subscription to holders of stock may be offered to holders of stock of any class to the exclusion of holders of stock of any other class or classes.

          The holders of any subsequent series of serial preferred stock shall not be given voting powers with respect thereto, greater than the voting powers given to the holders of the 4.75% Cumulative Preferred Stock, or the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation or of exchanging shares of such series for shares of any other class or of any other series of the same or any other class unless by appropriate corporate action the same power and privileges be given to the holders of all of the serial preferred stock then outstanding.

(f)     Cumulative Preferred Stock Series D

          The holders of the Cumulative Preferred stock, Series D shall be entitled to receive, before any dividends on the Common Stock shall be paid or set apart for payment, but only when and is declared by the Board of Directors and only from the surplus of the Corporation dividends at the rate of 4.35% per annum payable quarterly on dates to be determined by the Board of Directors. Such dividends shall accrue from November 1, 1954 except that in the case of any shares of Cumulative Preferred Stock, Series D, issued after December 31, 1954, the dividends on such stock shall accrue only from the first day of the quarterly dividends period in which such stock shall have been issued. Such dividends shall be cumulative so that if for any quarterly dividend period all dividends on the Cumulative Preferred Stock, Series D, at the rate aforesaid shall not have been declared and paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, the deficiency shall be paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, before any dividends shall be declared or paid upon the Common Stock. The holders of the Cumulative Preferred Stock, Series D, shall not be entitled to receive any dividends in excess of said cumulative dividends at the rate aforesaid and no interest shall accrue upon dividends in arrears.

          The holders of the Cumulative Preferred Stock, Series D, shall be entitled to receive, before any payment or distribution of the assets of the Corporation shall be made to the holders of the Common Stock, (a) the sum of $10.2.00 per share upon any voluntary dissolution, liquidation or winding up of the Corporation resulting in a distribution of assets to its shareholders, and (b) $100 per share upon any involuntary dissolution, liquidation or winding up of the Corporation resulting in a distribution of assets to its shareholders, plus in each case an amount equal to 4.35% per annum on the par amount of said stock for the aggregate of all periods in respect of which dividends thereon shall not have been paid; and after the payment above provided for the holders of the Cumulative Preferred Stock, Series D, shall have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation unless the effect thereof shall be to cause a distribution of assets among its shareholders.

          Unless at any time dividends on the Cumulative Preferred Stock, Series D, at the rate of 4.35% per annum shall not have been paid for periods aggregating one year or more, the holders of the Cumulative Preferred Sock, Series D, as such, shall not, except as otherwise provided by law, be entitled to notice of any meeting of the shareholders of the Corporation, nor shall they have any voting powers whatsoever upon the Cumulative Preferred Stock, Series D, of the Corporation held by them respectively, except that the holders of the Cumulative Preferred Stock, Series D, shall at all times by entitled to vote or act, separately as a class, with respect to any proposal to authorize any amendment of the Certificate of Incorporation which alters the preferences of outstanding shares of the Cumulative Preferred Stock, Series D, or which authorizes shares having preferences which are in any respect superior to the preferences of the outstanding shares of the Cumulative Preferred Stock Series D, or which increases the authorized amount of the serial preferred stock, and the consent or affirmative vote of the holders of record of two-thirds of the outstanding shares of the Cumulative Preferred Stock, Series D, shall be required for any such amendment; and specifically the holders of the Cumulative Preferred Stock, Series D, are hereby excluded from the right to vote in any proceeding requiring approval of the shareholders of a corporation pursuant to statutory law of the State of New York for guaranteeing the bonds of another corporation, for sale of franchises or property, for consolidation, for voluntary dissolution or for change of name. In case, however, at any time dividends on the Cumulative Preferred Stock, Series D, at the rate of 4.35% per annum shall not have been paid for periods aggregating one year or more, then, and until full cumulative dividends upon the Cumulative Preferred Stock, Series D, shall have been paid, the holders of the Cumulative Preferred Stock, Series D, (a) shall have the right, together with holders of all other serial preferred stock in respect to which the same right shall be, conferred, to elect a majority of the members of the Board of Directors of the Corporation, and (b) as to all matters other then the election of directors, shall have the same voting rights as the holders of Common Stock except as to matters with respect to which they are given the right to vote separately as a class as above provided. Whenever the holders of the Cumulative Preferred Stock, Series D, shall become so entitled, either separately or together with the holders of other serial preferred stock as aforesaid, to elect a majority of the members of the Board of Directors, and upon the written request of the holders of record of at least five percent (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election, addressed to the Secretary of the Corporation, a special meeting of the holders of serial preferred stock entitled to such right of election and the holders of Common Stock shall be called for the purpose of electing directors. At such meeting, the holders of serial preferred stock and the holders of Common Stock shall vote separately, and the holders of serial preferred stock present in person or by proxy at such meeting shall be entitled to elect, by a plurality of votes cast by them, a majority of the members of a new Board of Directors of the Corporation, and the holders of Common Stock present in person or by proxy shall be entitled to elect, by a plurality of votes cast by them, the remainder of the new Board of Directors. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate. The term “a majority of the members of the Board of Directors” as herein used shall mean one more than one-half of the total number of directors provided for by the by-laws, regardless of the number then in office, and in case one-half of such number shall not be a whole number, such one-half shall be the next smaller whole number. In the event of any vacancy in the Board of Directors among the directors elected by the holders of serial preferred stock, such vacancy may be filled by the other directors elected by them, and if not so filled may be filled by the holders of serial preferred stock entitled to the right of election as aforesaid at a special meeting of the holders of said stock called for that purpose, and such a meeting shall be called upon the written request of at least five per cent. (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election. If and when, however, full cumulative dividends upon the Cumulative Preferred Stock, Series D, shall at any subsequent time by paid, then, and thereupon, such power of the holders of the Cumulative Preferred Stock, Series D, to vote shall cease except as to the matters above specified with respect to which the holders of the Cumulative Preferred Stock, Series D, shall at all times be entitled to vote or act; subject, however, to being again revived at any subsequent time if there shall again be default in payment of dividends upon the Cumulative Preferred —Stock—Series D, for periods aggregating one year or more as aforesaid Whenever such power of the holders of Cumulative Preferred Stock, Series D, and of all other serial preferred stock to vote shall cease, the proper officer of the Corporation may and upon the written request of the holders of record of five per cent. (5%) of the total number of shares of Common Stock then outstanding shall call a special meeting of the holders of Common Stock for the purpose of electing directors. At any meeting so called, the holders of a majority of the common stock then outstanding present in person or by proxy, shall be entitled to elect, by a plurality of votes, a new Board of Directors of the Corporation. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate.

          The Cumulative Preferred Stock, Series D, may be redeemed by the Corporation in whole or in part on any date, at the option of the Board of Directors, upon not less than thirty (30) days’ notice to the holders of record of the Cumulative Preferred Stock, Series D, given in such manner as may be prescribed by the by-laws or by resolutions of the Board of Directors, by payment in cash, for each share of the Cumulative Preferred Stock, Series D, so to be redeemed, of $102.00 and in addition thereto an amount equal to 4.35% per annum to the date of redemption on the par amount of each such share for the aggregate of all periods in respect of which dividends thereon shall not have been paid. If less than all the outstanding shares are to be redeemed, selection of the shares to be redeemed shall be made in such manner as may be prescribed by resolution of the Board of Directors. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the Cumulative Preferred Stock, Series D, thereby called for redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the corporation, except the right to receive the redemption price, shall cease and determine. Such redemption may be effected either by payment out of surplus of the Corporation or by reduction of capital stock pursuant to legal proceedings for that purpose or as may otherwise be permitted by law.

          No holder of either (a) Cumulative Preferred Stock, Series D (unless and except to the extent that the privilege of purchasing or subscribing for any stock of the corporation or any securities convertible into stock of the Corporation may be given to the holders of any subsequent series of serial preferred stock as herein after stated), or (b) any subsequent series of serial preferred stock, or (c) common stock shall be entitled, as of right, to purchase or subscribe for any stock of the Corporation of any class, as now or hereafter authorized, or any bonds, debentures or other securities convertible into stock of the Corporation, but any such stock, or such securities convertible into stock of the Corporation, may be issued and disposed of, in the discretion of the Board of Directors, to such persons, firms or corporations, for such lawful consideration and upon such terms, as may be deemed advisable by the Board of Directors; and any shares, or such convertible obligations, which the Board of Directors may determine to offer for subscription to holders of stock may be, offered to holders of stock of any class to the exclusion of holders of stock of any other class or classes.

          The holders of any subsequent series of serial preferred stock shall not be given voting powers with respect thereto, greater than the voting powers given to the holders of the Cumulative Preferred Stock, Series D, or the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation or of exchanging shares of such series for shares of any other class or of any other series of the same or any other class, unless by appropriate corporate action the same power and privileges be given to the holders of all of the serial preferred stock than outstanding.

(g)	4.96% Cumulative Preferred Stock, Series E,

          The holders of the Cumulative Preferred Stock, Series E, shall be entitled to receive, before any dividends on the Common Stock shall be paid or set apart for payment, but only when and as declared by the Board of Directors and only from the surplus of the Corporation, dividends, at the rate of 4.96% per annum payable quarterly on dates to be determined by the Board of Directors. Such dividends shall accrue from June 1, 1961 except that in the case of any shares of Cumulative Preferred Stock, Series E, issued after June 30, 1961, the dividends on such stock shall accrue only from the first day of the quarterly dividend period in which such stock shall have been issued. Such dividends shall be cumulative so that if for any quarterly dividend period all dividends on the Cumulative Preferred Stock. Series E, at the rate aforesaid shall not have been declared and paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, the deficiency shall be paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, before any dividends shall be declared or paid upon the Common Stock. The holders of the Cumulative Preferred Stock, Series E, shall not be entitled to receive any dividends in excess of said cumulative dividends at the rate aforesaid and no interest shall accrue upon dividends in arrears.

          The holders of the Cumulative Preferred Stock, Series E, shall be entitled to receive, before any payment or distribution of the assets of the Corporation shall be made to the holders of the Common Stock, (a) $104 per share upon any voluntary dissolution, liquidation or winding up of the Corporation resulting in a distribution of assets to its shareholders if effected on or before June 30, 1971, $102,50 if effected thereafter and on or before June 30, 1976, and $101 per share if effected thereafter, and (b) $100 per share upon any involuntary dissolution. liquidation or winding up of the Corporation resulting in a distribution of assets to its shareholders, plus in each case an amount equal to 4.96% per annum on the par amount of said stock for the aggregate of all periods in respect of which dividends thereon shall not have been paid; and after the payment above provided for the holders of the Cumulative Preferred Stock, Series E, shall have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation unless the effect thereof shall be to cause a distribution of assets among its shareholders.

          Unless at any time dividends on the Cumulative Preferred Stock, Series E, at the rate of 4.96% per annum shall not have been paid for periods aggregating one year or more, the holders of the Cumulative Preferred Stock, Series E, as such, shall not, except as otherwise provided by law, be entitled to notice, or any meeting of the shareholders of the Corporation, nor shall they have any voting powers whatsoever upon the Cumulative Preferred Stock, Series E, of the Corporation held by them respectively, except that the holders of the Cumulative Preferred Stock, Series E, shall at all times be entitled to vote or act, separately as a class, with respect to any proposal to authorize any amendment of the Certificate of Incorporation which alters the preferences of outstanding shares of the Cumulative Preferred Stock, Series E, or which authorizes shares having preferences which are in any respect superior to the preferences of the outstanding shares of the Cumulative Preferred Stock, Series E, or which increases the authorized amount of the serial preferred stock, and the consent or affirmative vote of the holders of record of two-thirds of the outstanding shares of the Cumulative Preferred Stock, Series E, shall be required for any such amendment; and specifically the holders of the Cumulative Preferred Stock, Series E, are hereby excluded from the right to vote in any proceeding requiring approval of the shareholders of a corporation pursuant to statutory law of the State of New York for guaranteeing the bonds of another corporation, for sale of franchises or property, for consolidation, for voluntary dissolution or for change of name. In case, however, at any time dividends on the Cumulative Preferred Stock. Series E, at the rate of 4.96% per annum shall not have been paid for periods aggregating one year or more, then, and until full cumulative dividends upon the Cumulative Preferred Stock, Series E, shall have been paid, the holders of the Cumulative Preferred Stock, Series E, (a) shall have the right, together with holders of all other serial preferred stock in respect to which the same right shall be conferred, to elect a majority of the members of the Board of Directors of the Corporation, and (b) as to all matters other than the election of directors, shall have the same voting rights as the holders of Common Stock except as to matters with respect to which they are given the right to vote separately as a class as above provided. Whenever the holders of the Cumulative Preferred Stock, Series E, shall become so entitled, either separately or together with the holders of other serial preferred stock as aforesaid, to elect a majority of the members of the Board of Directors, and upon the written request of the holders of record of at least five per cent. (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election, addressed to the Secretary of the Corporation, a special meeting of the holders of serial preferred stock entitled to such right of election and the holders of Common Stock shall be called for the purpose of electing directors. At such meeting, the holders of serial preferred stock and the holders of Common Stock shall vote separately, and the holders of serial preferred stock present in person or by proxy at such meeting shall be entitled to elect, by a plurality of votes cast by them, a majority of the members of a new Board of Directors of the Corporation, and the holders of Common Stock present in person or by proxy shall be entitled to elect, by a plurality of votes cast by them, the remainder of the new Board of Directors. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate. The term “a majority of the members of the Board of Directors” as herein used shall mean one more than one-half of the total number of directors provided for by the by-laws, regardless of the number then in office, and in case one-half of such, number shall not be a whole number, such one-half shall be the next smaller whole number. In the event of any vacancy in the Board of Directors among the directors elected by the holders of serial preferred stock, such vacancy may be filled by the other directors elected by them, and if not so filled may be filled by the holders of serial preferred stock entitled to the right of election as aforesaid at a special meeting of the holders of said stock called for that purpose, and such a meeting shall be called upon the written request of at least five per cent. (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election. If and when, however, full cumulative dividends upon the Cumulative Preferred Stock, Series E, shall at any subsequent time be paid, then, and thereupon, such power of the holders of the Cumulative Preferred Stock, Series E, to vote shall cease except as to the matters above specified with respect to which the holders of the Cumulative Preferred Stock, Series E, shall at all times be entitled to vote or act; subject, however, to being again revived at any subsequent time if there shall again be default in payment of dividends upon the Cumulative Preferred Stock, Series E, for periods aggregating one year or more as aforesaid. Whenever such power of the holders of Cumulative Preferred Stock, Series E, and of all other serial preferred stock to vote shall cease, the proper officer of the Corporation may and upon the written request of the holders of record of five per cent. (5%) of the total number of shares of Common Stock then outstanding shall call a special meeting of the holders Common Stock for the purpose of electing directors. At any meeting so called, the holders of a majority of the Common Stock then outstanding, present in person or by proxy, shall be entitled to elect, by a plurality of votes, a new Board of Directors of the Corporation. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate.

          The Cumulative Preferred Stock, Series E, may be redeemed by the Corporation in whole or in part on any date, at the option of the Board of Directors, upon not less than thirty (30) days’ notice to the holders of record of the Cumulative Preferred Stock, Series E, given in such manner as may be prescribed by the by-laws or by resolutions of the Board of Directors, by payment in cash, for each share of the Cumulative Preferred Stock. Series E, so to be redeemed, of $104 if redeemed on or before-June 30, 1971, $102.50 if redeemed thereafter and on or before June 30, 1976, and $101 if redeemed thereafter, and in addition thereto an amount equal to 4.96% per annum to the date of redemption on the par amount of each such share for the aggregate of all periods in respect of which dividends thereon shall not have been paid. If less than all of the outstanding shares are to be redeemed, selection of the shares to be redeemed shall be made in such manner as may be prescribed by resolution of the Board of Directors. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in payment of the redemption price), All dividends on the Cumulative Preferred Stock. Series E, thereby called for redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price, shall cease and determine. Such redemption may be effected either by payment out of surplus of the Corporation or by reduction of capital stock pursuant to legal proceedings for that purpose or as may otherwise be permitted by law.

          No holder of Cumulative Preferred Stock, Series E (unless and except to the extent that the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation may be given to the holders of any subsequent series of serial preferred stock as hereinafter stated), shall be entitled, as of right, to purchase or subscribe for any stock of the Corporation of any class, as now or hereafter authorized, or any bonds, debentures or other securities convertible into stock of the Corporation, but any such stock of such securities convertible into stock of the Corporation, may be issued and disposed of in the discretion of the Board of Directors, to such persons, firms or corporations, for such lawful consideration and upon such terms, as may be deemed advisable by the Board of Directors and any shares, or such convertible obligations, which the Board of Directors may determine to offer for subscription to holders of stock may be offered to holders of stock of any class to the exclusion of holders of stock of any other class or classes.

          The holders of any subsequent series of serial preferred stock shall not be given voting powers with respect thereto, greater than the voting powers given to the holders of the Cumulative Preferred Stock, Series E, or the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation or of exchanging shares of such series for shares of any other class or of any other series of the same or any other class, unless by appropriate corporate action the same powers and privileges be given to the holders of all of the serial preferred stock then outstanding.

(h)     7.72% Cumulative Preferred Stock

          The holders of the 7.72% Cumulative Preferred Stock (hereinafter referred to as 1971 Preferred Stock) shall be entitled to receive, before any dividends on the Common Stock shall be paid or set apart for payment, but only when and as declared by the Board of Directors and only from the surplus of the Corporation, dividends at the rate of 7.72% per annum payable quarterly on dates to be determined by the Board of Directors. Such dividends shall accrue from the date of original issuance. Such dividends shall be cumulative so that if for any quarterly dividend period all dividends on the 1971 Preferred Stock at the rate aforesaid shall not have been declared and paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, the deficiency shall be paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, before any dividends shall be declared or paid upon the Common Stock. The holders of the 1971 Preferred Stock shall not be entitled to receive any dividends in excess of said cumulative dividends at the rate aforesaid and no interest shall accrue upon dividends in arrears.

          The holders of the 1971 Preferred Stock shall be entitled to receive, before any payment or distribution of the assets of the Corporation shall be made to the holders of the Common Stock, (a) $110 per share upon any voluntary dissolution, liquidation or winding up of the Corporation resulting in a distribution of assets to its shareholders if effected on or before January 31, 1978, $107 if effected thereafter and on or before January 31, 1981, $104. if effected thereafter and on or before January 31, 1984, and $101 per share if, effected thereafter, and (b) $100 per share upon any involuntary dissolution, liquidation or winding up of the Corporation resulting in a distribution of assets to its shareholders, plus in each case an amount equal to 7.72% per annum on the per amount of said stock for the aggregate of all periods in respect of which dividends thereon shall not have been paid; and after the payment above provided for, the holders of the 1971 Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation unless the effect thereof shall be to cause a distribution of assets among its shareholders.

          Unless at any time dividends on the 1971 Preferred Stock at the rate of 7.72% per annum shall not have been paid for periods aggregating one year or more, the holders of the 1971 Preferred Stock, as such, shall not, except as otherwise provided by law, be entitled to notice of any meeting of the shareholders of the Corporation, nor shall they have any voting powers whatsoever upon the 1971 Preferred Stock of the Corporation held by them respectively, except that the holders of the 1971 Preferred Stock shall at all times be entitled to vote or act, separately as a class, with respect to any proposal to authorize any amendment of the Certificate of Incorporation which alters the preferences of outstanding shares of the 1971 Preferred Stock, or which authorizes shares having preferences which are in any respect superior to the preferences of the outstanding shares of the 1971 Preferred Stock, or which increases the authorized amount of the serial preferred stock, and the consent or affirmative vote of the holders of record of two - thirds of the outstanding shares of the 1971 Preferred Stock shall be required for any such amendment; and specifically the holders of the 1971 Preferred Stock are hereby excluded from the right to vote in any proceeding requiring approval of the shareholders of a corporation pursuant to statutory law of the State of New York for guaranteeing the bonds of another corporations, for sale of franchises or property, for consolidation, for voluntary dissolution or for change of name. In case however, at any time dividends on the 1971 Preferred Stock at the rate of 7.72% per annum shall not have been paid for periods aggregating one year or more, then, and until full cumulative dividends upon the 1971 Preferred Stock shall have been paid, the holders of the 1971 Preferred Stock (a) shall have the right, together with holders of all other serial preferred stock in respect to which the same right shall be conferred, to elect a majority of the members of the Board of Directors of the Corporations: and (b) as to all matters other than the election of directors, shall have the same voting rights as the holders of Common Stock except as to matters with respect to which they are given the right to vote separately as a class as above provided. Whenever the holders of the 1971 Preferred Stock shall become so entitled, either separately or together with the holders of other serial preferred stock as aforesaid, to elect a majority of the members of the Board of Directors, and upon the written request of the holders of record of at least five per cent. (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election: addressed to the Secretary of the Corporation, a special meeting of the holders of serial preferred stock entitled to such right of election and the holders of Common Stock shall be called for the purpose of electing directors. At such meeting, the holders of serial preferred stock and the holders of Common Stock shall vote, separately, and the holders of serial preferred stock present in person or by proxy at such meeting shall be entitled to elect, by a plurality of votes cast by them, a majority of the members of a new Board of Directors of the Corporation, and the holders of Common Stock present in person or by proxy shall be entitled to elect, by a plurality of votes cast by them, the remainder of the new Board of Directors. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation; and the terms of office of the previous directors of the Corporation shall thereupon terminate. The term “a majority of the members of the Board of Directors” as herein used shall mean one more than one half of the total number of directors provided for by the by-laws, regardless of the number then in office, and in case one half of, such number shall not be a whole number, such one-half shall be the next smaller whole number. In the event of any vacancy in the Board of Directors among the directors elected by the holders of serial preferred stock, such vacancy may be filled by the other directors elected by them, and if not so filled may be filled by the holders of serial preferred stock entitled to the right of election as aforesaid at a special meeting of the holders of said stock called for that purpose, and such a meeting shall be called upon the written request of at least five per cent. (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election. If and when, however, full cumulative dividends upon the 1971 Preferred Stock shall at any subsequent time be paid, then, and thereupon, such power of the holders of the 1971 Preferred Stock to vote shall cease except as to the matters above specified with respect to which the holders of the 1971 Preferred Stock shall at all times be entitled to vote or act; subject, however, to being again revived at any subsequent time if there shall again be default in payment of dividends upon the 1971 Preferred Stock for periods aggregating one year or more as aforesaid. Whenever such power of the holders of 1971 Preferred Stock and of all other serial preferred stock to vote shall cease, the proper officer of the Corporation may and upon the written request of the holders of record of five per cent, (5%) of the total number of shares of Common Stock then outstanding shall call a special meeting of the holders of Common Stock for the purpose of electing directors. At any meeting so called, the holders of majority of the Common Stock then outstanding, present in person or by proxy, shall be entitled to elect, by a plurality of votes, a new Board of Directors of the Corporation. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate.

          The 1971 Preferred Stock may be redeemed by the Corporation in whole or in part on any date, at the option of the Board of Directors, upon not less than thirty (30) days notice to the holders of record of the 1971 Preferred Stock, given in such manner as may be prescribed by the by-laws or by resolutions of the Board of Directors, by payment in cash, for each share of the 1971 Preferred Stock so to be redeemed, of $110 if redeemed on or before January 31, 1978, $107 if redeemed thereafter and on or before January 31, 1981, $l04 if redeemed on or before January 31, 1984, and $101 if redeemed thereafter, and in addition thereto an amount equal to 7.72% per annum to the date of redemption on the par amount of each such share for the aggregate of all periods in respect of which dividends thereon shall nor have been paid; provided, however, that prior to February 1, 1978, no 1971 Preferred Stock may be redeemed, directly or indirectly, from the proceeds of or anticipation of any refunding operation involving the incurring of debt or the issuance of preferred stock which has an interest or dividend rate or cost to the Corporation less than the dividend rate of the 1971 Preferred Stock. If less than all of the outstanding shares are to be redeemed, selection of the shares to be redeemed shall be made in such manner as may be prescribed by resolution of the Board of Directors. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the 1971 Preferred Stock thereby called for redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price, shall cease and determine. Such redemption may be effected either by payment out of surplus of the Corporation or by reduction of capital stock pursuant to legal proceedings for that purpose or as may otherwise be permitted by law.

          No holder of 1971 Preferred Stock (unless and except to the extent that the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation may be given to the holders of any subsequent series of serial preferred stock as hereinafter stated), shall be entitled as of right, to purchase or subscribe for any stock of the Corporation of any class as now or hereafter authorized, or any bonds debentures or other securities convertible into stock of the Corporation, but any such stock, or such securities convertible into stock of the Corporation, may be issued and disposed of, in the discretion of the Board of Directors, to such persons, firms or corporations, for such lawful consideration and upon such terms, as may be deemed advisable by the Board of Directors; and any shares, or such convertible obligations, which the Board of Directors may determine to offer for subscription to holders of stock may be offered to holders of stock of any class to the exclusion of holders of stock of any other class or classes.

          The holders of any subsequent series of serial preferred stock shall not be given voting powers with respect thereto, greater than the voting powers given to the holders of the 1971 Preferred Stock or the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation or of exchanging shares of such series for shares of any other class or of any other series of the same or any other class, unless by appropriate corporate action the same powers and privileges be given to the holders of all of the serial preferred stock then outstanding.

(i)      7.44% Cumulative Preferred Stock, Series G

          The holders of the 7.44% Cumulative Preferred Stock, Series G (hereinafter referred to as 1973 Preferred Stock) shall be entitled to receive, before any dividends on the Common Stock shall be paid or not apart for payment, but only when and as declared by the Board of Directors and only from the surplus of the Corporation; dividends at the rate of 7.44% per annum payable quarterly on dates to be determined by the Board of Directors. Such dividends shall accrue from the date of original issuance. Such dividends shall be cumulative so that if for any quarterly dividend period all dividends on the 1973 Preferred Stock at the rate aforesaid shall not have been declared and paid, or a sum sufficient for the payment thereof set apart and appropriated, to such payment, the deficiency shall be paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, before any dividends shall be declared or paid upon the Common Stock. The holders of the 1973 Preferred Stock shall not be entitled to receive any dividends in excess of said cumulative dividends at the rate aforesaid and no interest shall accrue upon dividends in arrears.

          The holders of the 1973 Preferred Stock shall be entitled to receive, before any payment or distribution of the assets of the Corporation shall be made to the holders of the Common Stock, (a) $108.66 per share upon any voluntary dissolution, liquidation or winding up of the Corporation resulting in a distribution of assets to its shareholders if effected on or before January 31, 1978, $106.80 if effected thereafter and on or before January 31, 1983, $104.94 if effected thereafter and on or before January 31, 1988, $103.08 if effected thereafter and on or before January 31, 1993, and $101.22 per share if effected thereafter, and (b) $100 per share upon any involuntary dissolution, liquidation or winding up of the Corporation resulting in a distribution of assets to its shareholders, plus in each case an amount equal to 7.44% per annum on the par amount of said stock for the aggregate of all periods in respect of which dividends thereon shall not have been paid; and after the payment above provided for, the holders of the 1973 Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation unless) the effect thereof shall be to cause a distribution of assets among its shareholders.

          Unless at any time dividends on the 1973 Preferred Stock at the rate of 7.44% per annum shall not have been paid for periods aggregating one year or more, the holders of the 1973 Preferred Stock, as such, shall not except as otherwise provided by law, be entitled to notice of any meeting of the shareholders of the Corporation, nor shall they have any voting powers whatsoever upon the 1973 Preferred Stock of the Corporation held by them respectively, except that the holders of the 1973 Preferred

Stock shall at all times be entitled to vote or act, separately as a class, with respect to any proposal to authorize any amendment of the Certificate or - Incorporation which alters the preferences of outstanding shares of the 1973 Preferred Stock, or which authorizes shares having preferences which are in any respect superior to the preferences of the outstanding shares of the 1973 Preferred Stock, or which increases the authorized amount of the serial preferred stock, and the consent or affirmative vote of the holders of record of two - thirds of the outstanding shares of the 1973 Preferred Stock shall be required for any such amendment; and specifically the holders of the 1973 Preferred Stock are hereby excluded from the right to vote in any proceeding requiring approval of the shareholders of a corporation pursuant to statutory law of the State of New York for guaranteeing the bonds of another corporation, for sale of franchises or property, for consolidation, for voluntary dissolution or for change of name. In case, however, at any time dividends on the 1973 Preferred Stock at the rate of 7.44% per annum shall not have been paid for periods aggregating one year or more, then, and until full cumulative dividends upon the 1973 Preferred Stock shall have been paid, the holders of the 1973 Preferred Stock (a) shall have the right, together with holders of all other serial preferred stock in respect to which the same right shall be conferred, to elect a majority of the members of the Board of Directors of the Corporation, and (b) as to all matters other than the election of directors, shall have the same voting rights as the holders of Common Stock except as to matters with respect to which they are given the right to vote separately as a class as above provided. Whenever the holders of the 1973 Preferred Stock shall become so entitled, either separately or together with the holders of other serial preferred stock as aforesaid, to elect a majority of the members of the Board of Directors, and upon the written request of the holders of record of at least five per cent. (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election, addressed to the Secretary of the Corporation, a special meeting of the holders of serial preferred stock entitled to such right of election and the holders of Common Stock shall be called for the purpose of electing directors. At such meeting, the holders of serial preferred stock and the holders of Common Stock shall vote separately, and the holders of serial preferred stock present in person or by proxy at such, meeting shall be entitled to elect, by a plurality of votes cast by them, a majority of the members of a new Board of Directors of the Corporation, and the holders of Common Stock present in person or by proxy shall be entitled to elect, by a plurality of votes cast by them, the remainder of the new Board of Directors. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate. The term “a majority of the members of the Board of Directors” as herein used shall mean one more than one-half of the total number of directors provided for by the by-laws, regardless of the number then in office, and in case one-half of such number shall not be a whole number, such one-half shall be the next smaller whole number. In the event of any vacancy in the Board of Directors among the directors elected by the holders of serial preferred stock, such vacancy may be filled by the other directors elected by them, and if not so filled may be filled by the holders of serial preferred stock entitled to the right of election as aforesaid at a special meeting of the holders of said stock called for that purpose, and such a meeting shall be called upon the written request of at least five per cent (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election. If and when, however, full cumulative dividends upon the 1973 Preferred Stock shall at any subsequent time be paid, then, and thereupon, such power of the holders of the 1973 Preferred Stock to vote shall cease except as to the matters above specified with respect to which the holders of the 1973 Preferred Stock shall at all times be entitled to vote or act; subject, however, to being again revived at any subsequent time if there shall again be default in payment of dividends upon the 1973 Preferred Stock for periods aggregating one year or more as aforesaid. Whenever such power of the holders of 1973 Preferred Stock and of all other serial preferred stock to vote shall cease, the proper officer of the Corporation may and upon the written request of the holders of record of five per cent. (5%) of the total number of shares of Common Stock then outstanding shall call a special meeting of the holders of Common Stock for the purpose of electing directors. At any meeting so called, the holders of a majority of the Common Stock then outstanding, present in person or by proxy, shall be entitled to elect, by a plurality of votes, a new Board of Directors of the Corporation. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the forms of office of the previous directors of the Corporation shall thereupon terminate.

          The 1973 Preferred Stock may be redeemed by the Corporation in whole or in part on any date, at the option of the Board of Directors, upon not less than thirty (30) days’ notice to the holders of record of the 1973 Preferred Stock, given in such manner as may be prescribed by the by-laws or by resolutions of the Board of Directors, by payment in cash, for each share of the 1973 Preferred Stock so to be redeemed, of $108.66 if redeemed on or before January 31, 1978. $106.80 if redeemed thereafter and on or before January 31, 1983, $104.94 if redeemed thereafter and on or before January 31, 1988, and $103.08 if redeemed thereafter and on or before January 31, 1993 and $101.22 if redeemed thereafter, and in addition thereto an amount equal to 7.448 per annum to the date of redemption on the par amount of each such share for the aggregate of all periods in respect of which dividends thereon shall not have been paid; provided, however, that prior to February 1, 1978, no 1973 Preferred Stock may be redeemed, directly or indirectly, from the proceeds of or in anticipation of any refunding operation involving the incurring of debt or the issuance of preferred stock which has a cost to the Corporation (calculated in accordance with generally accepted financial practice) lower then 7.416% per annum. If less than all of the outstanding shares are to be redeemed, selection of the shares to be redeemed shall be made in such manner as may be prescribed by resolution of the Board of Directors. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the 1973 Preferred Stock thereby called for redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price, shall cease and determine. Such redemption may be effected either by payment out of surplus of the Corporation or by reduction of capital stock pursuant to legal proceedings for that purpose or as may otherwise be permitted by law.

          No holder of 1973 Preferred Stock (unless and except to the extent that the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation may be given to the holders of any subsequent series of serial preferred stock as hereinafter stated), shall be entitled, as of right, to purchase or subscribe for any stock of the Corporation of any class, as now or hereafter authorized, or any bonds, debentures or other securities convertible into stock of the corporation, but any such stock, or such securities convertible into stock of the Corporation, may be issued and disposed of, in the discretion of the Board of Directors, to such persons, firms or corporations, for such lawful consideration and upon such terms, as may be deemed advisable by the Board of Directors; and any shares, or such convertible obligations, which the Board of Directors may determine to offer for subscription to holders of stock may be offered to holders of stock of any class to the exclusion of holders of stock of any other class or classes.

          The holders of any subsequent series of serial preferred stock shall not be given voting powers with respect thereto, greater than the voting powers given to the holders of the 1973 Preferred Stock or the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation or of exchanging shares of such series for shares of any other class or of any other series of the same or any other class, unless by appropriate corporate action the same powers and privileges be given to the holders of all of the serial preferred stock then outstanding.

(j)       8.40% Cumulative Preferred Stock

          The holders of the 8.40% Cumulative Preferred Stock (hereinafter referred to as 1977 Preferred Stock) shall be entitled to receive, before any dividends on the Common Stock shall be paid or set apart for payment, but only when and as declared by the Board of Directors and only from the surplus of the Corporation, dividends at the rate of 8.40% per annum payable quarterly on dates to be determined by the Board of Directors. Such dividends shall accrue from the date of original issuance. Such dividends shall be cumulative so that if for any quarterly dividend period all dividends on the 1977 Preferred Stock at the rate aforesaid shall not have been declared and paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, the deficiency shall be paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, before any dividends shall be declared or paid upon the Common Stock. The holders of the 1977 Preferred Stock shall not be entitled to receive any dividends in excess of said cumulative dividends at the rate aforesaid and no interest shall accrue upon dividends in arrears.

          The holders of the 1977 Preferred Stock shall be entitled to receive, before any payment or distribution of the assets of the Corporation shall be made to the holders of the Common Stock, (a) $108.40 per share upon any voluntary dissolution, liquidation or winding up of the Corporation resulting in a distribution of assets to its shareholders if effected on or before May 31, 1982, $105.60 if effected thereafter and on or before May 31, 1987, $102.80 if effected thereafter and on or before May 31, 1992, and $101.00 per share if effected thereafter, and (b) $l00 per share upon any involuntary dissolution, liquidation or winding up of the Corporation resulting in a distribution of assets to its shareholders, plus in each case an amount equal to 8.40% per annum on the par amount of said stock for the aggregate of a all periods, in respect of which dividends thereon shall not have been paid; and after the payment above provided for, the holders of the 1977 Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation unless the effect thereof shall be to cause a distribution of assets among its shareholders.

          Unless at any time dividends on the 1977 Preferred Stock at the rate of 8.40% per annum shall not have been paid for periods aggregating one year or more, the holders of the 1977 Preferred Stock, as such, shall not, except as otherwise provided by law, be entitled to notice of any meeting of the shareholders of the Corporation, nor shall they have any voting powers whatsoever upon the 1977 Preferred Stock of the Corporation held by them respectively, except that the holders of the 1977 Preferred Stock shall at all times be entitled to vote or act, separately as a class, with respect to any proposal to authorize any amendment of the Certificate of Incorporation which alters the preferences of outstanding shares of the 1977 Preferred Stock, or which authorizes shares having preferences which are in any respect superior to the preferences of the outstanding shares of the 1977 Preferred Stock, or which increases the authorized amount of the serial preferred stock, and the consent or affirmative vote of the holders of record of two-thirds of the outstanding shares of the 1977 Preferred Stock shall be required for any such amendment; and specifically the holders of the 1977 Preferred Stock are hereby excluded from the right to vote in any proceeding requiring approval of the shareholders of a corporation pursuant to statutory law of the State of New York for guaranteeing the bonds of another corporation, for sale of franchises or property, for consolidation, for voluntary dissolution or for change of name. In case, however, at any time dividends on the 1977 Preferred Stock at the rate of 8.40% per annum shall not have been paid for periods aggregating one year or more, then, and until full cumulative dividends upon the 1977 Preferred Stock shall have been paid, the holders of the 1977 Preferred Stock (a) shall have the right, together with holders of all other serial preferred stock in respect to which the same right shall be conferred, to elect a majority of the members of the Board of Directors of the Corporation, and (b) as to all matters other than the election of directors, shall have the same voting rights as the holders of Common Stock except as to matters with respect to which they are given the right to vote separately as a class as above provided. Whenever the holders of the 1977 Preferred Stock shall become so entitled either separately or together with the holders of other serial preferred stock as aforesaid, to elect a majority of the members of the Board of Directors, and upon the written request of the holders of record of at least five per cent. (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election, addressed to the Secretary of the Corporation, a special meeting of the holders of serial preferred stock entitled to such right of election and the holders of Common Stock shall be called for the purpose of electing directors. At such meeting, the holders of serial preferred stock and the holders of Common Stock shall vote separately, and the holders of serial, preferred stock present in person or by proxy at such meeting shall be entitled to elect, by a plurality of votes, cast by them, a majority of the members of a new Board of Directors of the Corporation, and the holders of Common Stock present in person or by proxy shall be entitled to elect, by a plurality of votes cast by them, the remainder of the new Board of Directors. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate. The term “a majority of the members of the Board of Directors” as herein used shall mean one more than one-half of the total number of directors provided for by the by-laws, regardless of the number, then in office, and in case one–half of such number shall not be a whole number, such one-half shall be the next smaller whole number. In the event of any vacancy in the Board of Directors among the directors elected by the holders of serial preferred stock, such vacancy may be filled by the other directors elected by them, and if not so filled may be filled by the holders of serial preferred stock entitled to the right of election as aforesaid at a special meeting of the holders of said stock called for that purpose, and such a meeting–shall be called upon the written request of at least five per cent. (5%) of the total number of shares of serial preferred stock then outstanding an entitled to such right of election. If and when, however, full cumulative dividends upon the 1977 Preferred Stock shall at any subsequent time be paid, then, and thereupon, such power of the holders of the 1977 Preferred Stock to vote shall cease except as to the matters above specified with respect to which the holders of the 1977 Preferred Stock shall at all times be entitled to vote or act; subject, however, to being again revived at any subsequent time if there shall again be default in payment of dividends upon the 1977 Preferred Stock for periods aggregating one year or more as aforesaid. Whenever such power of the holders of 1977 Preferred Stock and of all other serial preferred stock to vote shall cease, the proper officer of the Corporation may and upon the written request of the holders of record of five per cent. (5%) of the total number of shares of Common Stock then outstanding shall call a special meeting of the holders of Common Stock for the purpose of electing directors. At any meeting so called, the holders of a majority of the Common Stock then outstanding; present in person or by proxy, shall be entitled to elect, by a plurality of votes, a new Board of Directors of the Corporation. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate.

          The 1977 Preferred Stock may be redeemed by the Corporation in whole or in part on any date, at the option of the Board of Directors, upon not less than thirty (to) days’ notice to the. holders of record of the 1977 Preferred Stock, given in such manner as may be prescribed by the by-laws or by resolutions of the Board of Directors, by payment in cash, for each share of the 1977 Preferred Stock so to be redeemed, of $108.40 if redeemed on or before May 31, 1982, $105.60 if redeemed thereafter and on or before May 31, 1987, $102.80 if redeemed thereafter and on, or before May 31, 1992, and $101.00 if redeemed thereafter, and in addition thereto an amount equal to 8.40% per annum to the date of redemption on the par amount of each such share for the aggregate of all periods in respect of which dividends thereon shall not have been paid; provided, however, that prior to June 1, 1982, no 1977 Preferred Stock may be redeemed, directly or indirectly, from the proceeds of or in anticipation of any refunding operation involving the incurring of debt or the issuance of preferred stock which has a cost to the Corporation (calculated in accordance with generally accepted financial practice) lower than 8.40% per annum. If less than all of the outstanding shares are to be redeemed, selection of the shares to be redeemed shall be made in such manner as may be prescribed by resolution of the Board of Directors. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in payment of the redemption price), all dividends on, the 1977 Preferred Stock thereby called for redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation, except, the right to receive the redemption price, shall cease and determine. Such redemption may be effected either by payment out of surplus of the Corporation or by reduction of capital stock pursuant to legal proceedings for that purpose or as may otherwise be permitted by law.

          No holder of 1977 Preferred Stock (unless and except to the extent that the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation may be given to the holders of any subsequent series of serial preferred stock as hereinafter stated), shall be entitled, as of right, to purchase or subscribe for any stock of the Corporation of any class, as now or hereafter authorized, or any bonds, debentures or other securities convertible into stock of the Corporation, but any such stock, or such securities convertible into stock of the Corporation, may be Issued and disposed of, in the discretion of the Board of Directors, to such persons, firms or corporations, for such lawful consideration and upon such terms, as may be deemed advisable by the Board of Directors; and any shares, or such convertible obligations, which the Board of Directors may determine to offer for subscription to holders of stock may be offered to holders of stock of any class to the exclusion of holders of stock of any other class or classes.

          The holders of any subsequent series of serial preferred stock shall not be given voting powers with respect thereto, greater than the voting powers given to the holders of the 1977 Preferred Stock or the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation or of exchanging shares of such series for shares of any other class or of any other series of the same or any other class, unless by appropriate corporate action the same powers and privileges be given to the holders of all of the serial preferred stock then outstanding.

(k)     Adjustable Rate Cumulative Preferred Stock, Series A

          The holders of the Adjustable Rate Cumulative Preferred Stock, Series A, (hereinafter referred to as the “1983 Preferred Stock”) shall be entitled to receive, before any dividends on the Common Stock shall be paid or set apart for payment, but only when and as declared by the Board of Directors and only from the surplus of the Corporation, dividends at the rate of 11% per annum for the initial dividend period, and for the quarterly dividend periods ending September 30, 1983 and December 31, 1983, and at the Applicable Rate (as defined below) per annum thereafter, but in no case less than 6% per annum or more than 12.5% per annum (the quarterly dividend rate for a specific dividend period is referred to herein as the “Prescribed Dividend Rate”). Dividends will be payable quarterly on dates to be determined by the Board of Directors. The initial dividend will be payable on July 1, 1983 for the initial dividend period which shall be from the date of original issuance to and including June 30, 1983. Such dividends shall accrue from the date of original issuance. Such dividends shall be cumulative so that if for any quarterly dividend period all dividends on the 1983 Preferred Stock at the Prescribed Dividend Rates shall not have been declared and paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, the deficiency shall be paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, before any dividends shall be declared or paid upon the Common Stock. The holders of the 1983 Preferred Stock shall not be entitled to receive any dividends in excess of said cumulative dividends at the Prescribed Dividend Rates and no interest shall accrue upon dividends in arrears.

          Except as provided below in this paragraph, the “Applicable Rate” for any dividend period will be 1% below the highest of (i) the Treasury Bill Rate, (ii) the Ten Year Constant Maturity Rate and (iii) the Twenty Year Constant Maturity Rate

(each as hereinafter defined) for such dividend period. In the event that the Company determines in good faith that for any reason one or more of such rates cannot be determined for any dividend period, then the Applicable Rate for such dividend period shall be computed from the higher of whichever of such rates can be determined. In the event that the Company determines in good faith that none of such rates can be determined for any dividend period, then the Applicable Rate for such dividend period shall be the Applicable Rate in effect for the preceding dividend period.

          Except as provided below in this paragraph, the “Treasury Bill Rate” for each dividend period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, If only one such rate shall be published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as “published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the last day of March, June, September or December, as the case may be, prior to the dividend period for which the dividend rate on the 1983 Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for the related dividend period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, If only one such rate shall be published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum market discount rate for three-month U.S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for all of the U.S. Treasury bills then having maturities of not less than 80 or more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during, such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 or more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Treasury Bill Rate for any dividend period as provided above in this paragraph, the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during the related Calendar Period for each of the issues of marketable interest bearing U.S. Treasury securities with a maturity of not less than 80 or more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company.

          Except as provided below in this paragraph, the “Ten Year Constant Maturity Rate” for each dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the last day of March, June, September or December, as the case may be, prior to the dividend period for which the dividend rate on the 1983 Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having maturities of not less than eight or more than twelve years, as pub1ished during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Ten Year Constant Maturity Rate for any dividend period as provided above in this paragraph the then Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight or more than twelve years from the date of each such quotation, as quoted dally or each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three ‘recognized U.S. Government securities dealers selected by the Company.

               Except as provided below in this paragraph, the “Twenty Year Constant Maturity Rate” for each dividend period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (as defined below) (or the one weekly per annum/Twenty Year Average yield if only such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the last day of March, June, September or December, as the case may be, prior to the dividend period for which the dividend rate on the 1983 Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Twenty Year Average Yield during such Calendar Period, then the Twenty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum Twenty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Twenty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eighteen or more than twenty-two years, as published during such Calendar Period by the Federal Reserve Board or if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Twenty Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Twenty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eighteen or more than twenty-two years from the date of each such quotation as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company.

          The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate shall each be rounded to the nearest five one-hundredths of a percentage point.

          The amount of dividends per share payable for each dividend period shall be computed by dividing the Prescribed Dividend Rate for such dividend period by four and applying such rate against the par value per share of the 1983, Preferred Stock. The amount of dividends payable for the initial dividend period or any period shorter than a full quarterly dividend period shall be pro-rated on the basis of a 30-day month and a 360-day year.

          The dividend rate with respect to each dividend period will be calculated as promptly as practicable by the Company according to the appropriate method described herein. The mathematical accuracy of each such calculation will be confirmed in writing by independent accountants of recognized standing. The Company will cause each dividend race to be published in a newspaper of general circulation in New York City prior to the commencement of the new dividend period to which it applies and will cause notice of such dividend rate to be enclosed with the dividend payment checks next mailed to the holders of the 1983 Preferred Stock.

          As used herein, the term “Calendar Period” means a period of fourteen calendar days; the term “Special Securities” mean securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term “Ten Year Average Yield” means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturing of ten years); the term “Twenty Year Average Yield” means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of twenty years) and the term “dividend period” means a quarterly period ending immediately prior to the first day of January, April, July and October in each year.

          The holders of the 1983 Preferred Stock shall be entitled to receive, before any payment or distribution of the assets of the Corporation shall be made to the holders of the Common Stock, (a) $103.00 per share upon any voluntary dissolution, liquidation or winding up of the Corporation resulting in a distribution of assets to its shareholders if effected on or before March 31, 1993, and $100.00 per share If affected thereafter, and (b) $100 per share upon any involuntary dissolution, liquidation or winding up of the Corporation resulting in a distribution of asset to its shareholders, plus in each case an amount equal to applying the Prescribed Dividend Rates to the par amount of said stock for all dividend periods in respect of which dividends thereon shall not have been paid; and after the payment above provided for the holders of the 1983. Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation unless the effect thereof shall be to cause a distribution of assets among its shareholder.

          Unless at any time dividends on the 1983 Preferred Stock at the Prescribed Dividend Rates shall not have been paid for dividend periods aggregating one year or more, the holders of the 1983 Preferred Stock, as such, shall not, except as otherwise provided by law, be entitled to notice of any meeting of the shareholders of the Corporation, nor shall they have any voting powers whatsoever upon the 1983 Preferred Stock of the Corporation held by them respectively, except that the holders of the 1983 Preferred Stock shall at all times be entitled to vote or act, separately as a class, with respect to any proposal to authorize any amendment of the Certificate of Incorporation which alters the preferences of outstanding shares of the 1983 Preferred Stock, or which authorizes shares having preferences which are in any respect superior to the preferences of the outstanding shares of the 1983. Preferred Stock, or which increase the authorized amount of the serial preferred stock, and the consent or affirmative vote of the holders of record of two-thirds of the outstanding—shares—of the 1983 Preferred Stock shall be required for any such amendment; and specifically the holders of the 1983 Preferred Stock are hereby excluded from the right to vote in any proceeding, requiring approval of the shareholders of a corporation pursuant to statutory law of the State of New York for guaranteeing the bonds of another corporation, for sale of franchises or property, for consolidation, for voluntary dissolution or for change of name. In case, however, at any time dividends on the 1983 Preferred Stock at the Prescribed Dividend Rates shall not have been paid for dividend periods aggregating one year or more, then and until full cumulative dividends upon the 1983 Preferred Stock shall have been paid, the holders of the 1983 Preferred Stock (a) shall have the right, together with holders of all other serial preferred stock in respect to which the same right shall be conferred, to elect a majority of the members of the Board of Directors of the Corporation, and (b) as to all matters other than the election of directors, shall have the same voting rights as the holders of Common Stock except as to matters with respect to which they are given the right to vote separately as a class as above provided. Whenever the holders of the 1983 Preferred Stock shall become so entitled, either separately or together with the holders of other serial preferred stock as aforesaid, to elect a majority of the members of the Board of Directors, and upon the written request of the holders of record of at least five per cent. (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election, addressed to the Secretary of the Corporation, a special meeting of the holders of serial preferred stock entitled to such right of election and the holders of Common Stock shall be called for the purpose of electing directors. At such meeting the holders of serial preferred stock and the holders of Common Stock shall vote separately; and the holders of serial preferred stock present in person or by proxy at such meeting shall be entitled to elect, by a plurality of votes cast by them, a majority of the members of a new Board of Directors of the Corporation, and the holders of Common Stock present in person or by proxy shall be entitled to elect by a plurality of votes cast by them, the remainder of the new Board of Directors. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate. The term “a majority of the members of the Board of Directors” as herein used shall moon one more than one-half of the total number of directors provided for by the by-laws, regardless of the number then in office, and in case one-half of such number shall not be a whole number, such one-half shall be the next smaller whole number. In the event of any vacancy, in the Board of Directors among the directors elected by the holders of serial preferred stock, such vacancy may be filled by the other directors elected by them, and if-not so filled may be filled by the holders of serial preferred stock entitled to the right of election as aforesaid at a special meeting of the holders of said stock called for that purpose, and such a meeting shall be called upon the written request of at least five per cent. (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election. If and when, however, full cumulative dividends upon the 1983 Preferred Stock shall at any subsequent time be paid, then, and thereupon, such power of the holders of the 1983 Preferred Stock to vote shall cease except as to the matter above specified with respect to which the holders of the 1983 Preferred Stock shall at all times be entitled to vote or act; subject, however, to being again revived at any subsequent time if there “shall” again be “default”) in payment of dividends upon the 1983 Preferred Stock for periods aggregating one year of more as aforesaid. Whenever such power of the holders of 1983 Preferred Stock and of all other serial preferred stock to vote shall cease, the proper office of the Corporation may and upon the written request of the holders of record of five per cent. (5%) of the total number of shares of Common Stock then outstanding shall call a special meeting, of the holders of Common Stock for the purpose of electing directors. At any meeting so called, the holders of a majority of the Common Stock then outstanding, present in person or by proxy, shall be entitled to elect, by a plurality of votes, a new Board “of Directors of the Corporation. The persons, so elected as directors shall thereupon constitute the Board of Directors of the Corporation; and the terms of office of the previous directors of the corporation shall thereupon terminate.

          Prior to April 1, 1988, the Corporation may not redeem any of the 1983 Preferred Stock. On and after April 1, 1988, the 1983 Preferred Stock may be redeemed by the Corporation in whole or, from time to time, in part, at the option of the Board of Directors, upon not less than thirty (30) days’ notice to the holders of record of the 1983 Preferred Stock, given in such manner as may be prescribed by the by-laws or by resolutions of the Board of Directors, by payment in cash, for each share of the 1983 Preferred Stock so to be redeemed, of $103.00 if redeemed on or before March 31, 1993, and $100.00 if redeemed thereafter, and in addition thereto an amount to the date of redemption equal to applying the Prescribed Dividend Rates to the par amount of each such share for all dividend periods in respect of which dividends thereon shall not have been paid. If less than all of the outstanding shares are to be redeemed, selection of the shares to be redeemed shall be made in such manner as may be prescribed by resolution of the Board of Directors. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the 1983 Preferred Stock thereby called for redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price, shall cease and determine. Such redemption may be effected either by payment out of surplus of the Corporation or by reduction of capital stock pursuant to legal proceedings for that purpose or as may otherwise be permitted by law.

          As a sinking fund for the redemption of 1983 Preferred Stock, on March (ILLEGIBLE) and on each March 30 thereafter, the Corporation shall redeem 8,000 shares of the 1983 Preferred Stock (or the number of shares of 1983 Preferred Stock then outstanding if less than 8,000). In each case by payment in cash of an amount of $100.00 per share and in addition thereto an amount to the date of redemption equal to applying the Prescribed Dividend Rates to the par amount of each such share for all dividend periods in respect to which dividends thereon shall not have been paid. The foregoing obligation of the Corporation to redeem 1983 Preferred Stock annually shall be cumulative. At its option, the Corporation may credit against any sinking fund redemption required by this paragraph any shares of 1983 Preferred Stock redeemed pursuant to the optional redemption provisions of the immediately preceding paragraph or as otherwise acquired by the Corporation. Selection of the shares to be redeemed pursuant to this paragraph shall be made in such manner as may be prescribed by the Board of Directors. Any redemption pursuant to this paragraph shall be upon not less than thirty (30) days’ notice to the holders of record of 1983 Preferred Stock to be so redeemed, given in such manner as may be prescribed by the by-laws or by resolutions of the Board of Directors. From and after the date for redemption pursuant to this paragraph (unless default shall be made by the “Corporation in payment of the redemption price), all “dividends on the 1983 Preferred Stock subject to such redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price shall cease and determine. Such redemption may be effected either by payment out of surplus of the Corporation or by reduction of capital stock pursuant to legal proceedings for that purpose or as may otherwise be permitted by law. The Corporation shall not declare or pay or set apart any dividend for the Common Stock or any other class of stock ranking junior to the; 1983 “Preferred Stock”, or make any payment on account of, or set apart money for a sinking or analogous fund for, the purchase, redemption or other retirement of Common Stock or any other class of stock ranking junior to the 1983 Preferred Stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash or property or obligations or stock of the Corporation, unless at the date of declaration, in the case of any such dividend, or at the date of any such other payment, setting apart or distribution, (a) full cumulative sinking fund redemptions required by this paragraph shall have been made and (b) full cumulative dividends for all past dividend periods and for the then current dividend period shall have been paid or declared and set apart for payment on the then outstanding 1983 Preferred Stock, other than shares of 1983 Preferred Stock previously or then to be called for redemption. The Corporation shall not redeem or purchase any shares ranking on a parity with the 1983 Preferred Stock as to assets or dividends, pursuant to any sinking fund (which term shall include any analogous requirement) for the redemption of purchase of such shares, and shall not set apart money for any such fund, at any time when the sinking fund redemption required by this paragraph shall be in arrears; except that, at any time when the sinking fund redemption required by this paragraph shall be in arrears and when arrears exist in any sinking or analogous retirement fund required for any shares ranking as aforesaid on a parity with the 1983 Preferred Stock, the Corporation may redeem or purchase for the respective funds shares of 1983 Preferred Stock and such other shares, pro rata, as nearly as practicable, according to the amounts in dollars of the arrears in the redemptions or purchases required for the respective funds.

          No holder of 1983 Preferred Stock (unless and except to the extent that the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation may be given to the holders of any subsequent series of serial preferred stock as hereinafter stated), shall be entitled, as of right, to purchase or subscribe for any stock of the Corporation of any class, as now or hereafter authorized, or any bonds, debentures or other securities convertible into stock of the Corporation, but any such stock, or such securities convertible into stock of the Corporation, may be issued and disposed of, in the discretion of the Board of Directors, to such persons, firms or corporations, for such lawful consideration and upon such terms, as may be deemed advisable by the Board of Directors; and any shares, or such convertible obligations, which the Board of Directors may determine to offer for subscription to holders of stock may be offered to holders of stock of any class to the exclusion of holders of stock of any other class or classes.

          The holders of any subsequent series of serial preferred stock shall not be given voting powers with respect thereto, greater than the voting powers given to the holders of the 1983 Preferred Stock on the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation or of exchanging shares of such series for shares of any other class or of any other series of the same or any other class, unless by appropriate corporate action the same powers and privileges be given to the holders of all of the serial preferred stock then outstanding.

           6.     The operations of the Corporation are to be carried on in the following counties:

          Albany, Allegany, Bronx, Broome, Gattaraugus, Cayuga, Chautauqua, Chemung, Chenango, Clinton, Columbia, Cortland, Delaware, Dutchess, Erie, Essexy, Franklin, Fulton, Genesee, Greene, Hamilton, Herkimer, Jefferson, Kings, Lewis, Livingston,

Madison, Monroe, Montgomery, Nassau, New York, Niagara, Oneida, Onandaga, Ontario, Orange, Orleans, Oswego, Otaego, Putnam, Queens, Rensselaer, Richmond, Rotkland, St. Lawrence, Saratoga, Schenectady, Schoharie, Schuyler, Seneca, Steuben, Suffolk, Sullivan, Tioga, Tompkins, Ulster, Warren, Washington, Wayne, Westchester, Wyoming and Yates.

          7.     The duration of the Corporation is perpetual.

          8.     The number of directors shall be not less than three nor more than twenty-five.

          The number of directors to be chosen within the maximum and minimum limits shall be determined in the manner prescribed by the by-laws of the Corporation.

          9.     The Secretary of State of the State of New York is hereby designated as the agent of this Corporation upon whom process against the Corporation may be served.

          10.     The address to which a secretary of State shall mall a copy of any process against the Corporation which may be served upon him is as follows:

                    284 South Avenue, Poughkeepsie, N. Y. 12602

          11.     (a). The directors of the Corporation need not be shareholders unless the by-laws shall so require.

(b)      The Board of Directors shall have power from time to time, to fix and to determine and to vary the amount of working capital of the Corporation, to determine whether any, and, if any, what part of the surplus shall be declared in dividends and paid to the shareholders; to determine the time or times for the declaration and the payment of dividends, and to direct and determine the use and disposition of any surplus; and in its discretion, the Board of Directors may use and apply any, such surplus in purchasing or acquiring shares of its own capital stock to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient, but such shares of capital stock so purchased or acquired, may be resold.

(c)      The Board of Directors shall have power to make, rescind, alter, amend and repeal the by-laws of the Corporation subject to the power of the shareholders to rescind, after, amend and repeal any by-laws made by the Board of Directors and to enact by-laws which-if so expressed shall not be rescinded, altered, amended or repealed by the directors.

(d)      The Board of Directors by the affirmative vote of the majority of the whole Board, or the shareholders, may appoint from the directors an Executive Committee, and — to such extent as may be provided in the by laws or in the resolution appointing such Committee, the Committee shall have and may exercise all the powers of the Board of Directors insofar as such powers may lawfully be delegated.

(e)      To the fullest extent now or hereafter provided for or permitted by law, no director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, except that this provision shall not eliminate or limit the liability of any director where such liability is imposed, from time to time, by the law of New York State, Neither the amendment or repeal of this subparagraph (e), nor the adoption of any provision of this Certificate of Incorporation inconsistent with this subparagraph (e), shall eliminate or reduce the protection Afforded by this subparagraph (e) to a director of the corporation in respect to any matter which occurred, or any cause of action, suit or claim which but for this subparagraph (e), would have accrued or arisen, prior to such amendment, repeal or adoption.

(ILLEGIBLE)

          In witness Whereof, we have made and subscribed this certificate, this 7th day of august, in the year 1989.

Paul J. Ganci President and Chief Operating officer Central Hudson Gas & Electric Corporation

Gladys L. Cooper Secretary Central Hudson Gas & Electric Corporation

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF DUTCHESS	)

          GLADYS L. COOPER, being duly sworn, deposes and says that she is Secretary of CENTRAL HUDSON GAS & ELECTRIC CORPORATION, the Corporation on whose behalf she executed the foregoing Restated Certificate of Incorporation and knows the contents thereof, and that all the facts and matters set forth there in are true and correct to the best of her knowledge.

GLADYS L. COOPER Secretary

Subscribed and sworn to before me,
a Notary Public, this 7th day of
August, 1989.

Notary Public

LYDIA KALMAR Notary Public State of New York No. (ILLEGIBLE) Qualified in Dutchess County Commission Expires Oct 31, 1990

CENTRAL HUDSON GAS
& ELECTRIC CORPORATION

RESTATED CERTIFICATE

OF

INCORPORATION

under
Section 807
of the
Business Corporation Law

GOULD & WILKIE
ATTORNEYS AND COUNSELLORS
ONE WALL STREET
NEW YORK N.Y. (ILLEGIBLE)